UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)			April 13, 2026

(Commission File Number)	(Exact Name of Registrant as Specified in Its Charter)			(I.R.S. Employer Identification No.)
1-12579	OGE ENERGY CORP.			73-1481638
Oklahoma
(State or Other Jurisdiction of Incorporation)

321 North Harvey	P.O. Box 321	Oklahoma City	Oklahoma	73101-0321
(Address of Principal Executive Offices)				(Zip Code)

(405) 553-3000

(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
OGE Energy Corp.	Common Stock	OGE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2026, Luther C. Kissam, IV, a member of the Board of Directors (the “Board”) of OGE Energy Corp. (the “Company”), informed the Company that he will not stand for re-election at the end of his term and will resign from the Board at the upcoming annual shareholder meeting scheduled for May 14, 2026 (the "Annual Meeting"). His resignation will be effective on that date. Mr. Kissam has served for more than five years on the Board and various Board committees. Mr. Kissam stated that his decision is based on recently accepting a new position as chief executive officer of another company, which requires him to resign as a member of the board of directors of other companies. His decision is not due to any disagreement with the Company on any matter relating to the Company's operations, policies, or practices. We wish Mr. Kissam continued success in the future.

Mr. Kissam had been included as a nominee of the Board in the Company's definitive proxy statement and proxy card for the Company's Annual Meeting. In light of his departure from the Board, Mr. Kissam is no longer standing for re-election to the Board at the Annual Meeting, and the Company's proxy materials are hereby deemed amended to remove Mr. Kissam as a nominee for the Annual Meeting. Effective as of the date of the Annual Meeting, the number of directors on the Board will be reduced to eight directors, but otherwise, the Company's slate of nominees remains unchanged. Previously voted proxies remain valid, other than with respect to Mr. Kissam as he is no longer standing for re-election.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Sarah R. Stafford
Sarah R. Stafford
Controller and Chief Accounting Officer

April 14, 2026